UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report: June 8, 2018

(Date of earliest event reported)

BIOLOG, INC.

(Exact name of registrant as specified in its charter)

Utah --------------------------------	000-53696 --------------------------------	87-0279370 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Kasson Road

Suite 382

Camillus , NY 13031

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(Address of principal executive offices) (Zip Code)

(315) 701-1032

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(Registrant’s telephone no., including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.01                      Changes in Control of Registrant.

 On May 25, 2017, the common stock purchase agreement between Joseph C. Passalaqua and Gerald Fay was declared null and void. The share certificates were not conveyed and Joseph C. Passalaqua retained the control block of 25,006,930 common shares.

On January 1, 2018 a change in control of the Registrant took place when Joseph C. Passalaqua sold 25,006,930 shares of restricted common stock to K Marie Marketing Services, LLC in exchange for certain rights granted in an agreement related to the development and marketing of new culinary products. Through the exclusive rights granted in the agreement, other patents licensed by the Company from other patent holders and internally developed trade secrets and products, the Company plans to create a set of products it plans to introduce into the culinary sector.

Item 5.02                      Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2017, Gerald Fay resigned from all positions related to the Company.

On May 26, 2017, Gerald M. (Mike) Healy resigned from all positions related to the Company.

On May 26, 2017, Pat Scorzelli resigned from all positions related to the Company

On May 26, 2017, Shelli Fields was elected as a Director and appointed as CEO of the Company.

On August 9, 2017, Shelli Fields resigned as CEO of the Company but remained as a director and was elected as Secretary.

On August 9, 2017, Craig Machado was appointed as Director and Chief Executive Officer of the Company.

On August 9, 2017, Joseph J. Passalaqua was appointed Director and Chief Financial Officer of the Company.

On April 20, 2018, Craig Machado resigned as Chief Executive Officer of the Company.

On May 30, 2018, Bruce w. Bauer was appointed Chief Executive Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOLOG, INC.
(Registrant)

Date: June 8, 2018	By: /s/ BRUCE BAUER
CEO